Exhibit 10.111

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT TO LEASE AGREEMENT
This FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of March 5, 2013, between TC PARK SOUTH, LLC, a Delaware limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”), for the purpose of amending that certain Lease Agreement between Landlord and Tenant dated as of April 2, 2012 (the “Lease”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease
RECITALS:
A.Pursuant to the terms of the Lease, Tenant is currently leasing Suite 200, containing 19,200 rentable square feet (the “Existing Premises”), in the building commonly known as Two SouthPark Center (the “Building”), whose street address is 6135 Park South Drive, Charlotte, NC 28210.
B.Tenant desires to lease certain premises on the third floor of the Building identified as Suite 300, containing 10,841 rentable square feet (the “Expansion Premises”), and shown on Exhibit A attached hereto and made a part hereof.
C.Landlord has agreed to lease the Expansion Premises to Tenant and to modify the Lease on the terms and conditions contained herein.
AGREEMENT:
For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:
1.Expansion Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises on the terms and conditions set forth in the Lease, as modified hereby. Accordingly, from and after the Expansion Effective Date (as such term is defined in Section 3 below), the term “Premises” shall refer collectively to the Existing Premises and the Expansion Premises.
2.Tenant’s Proportionate Share. Tenant’s Proportionate Share for the Expansion Premises shall be 11.43% [10,841 divided by 94,821]. From and after the Expansion Effective Date, Tenant’s Proportionate Share for the Premises shall be 31.68% [(19,200 plus 10,841) divided by 94,821].
3.Lease Term for the Expansion Premises. The Lease Term for the Expansion Premises shall begin on the Expansion Effective Date and shall expire coterminously with the expiration date of the Existing Premises as set forth in the Lease. As used herein, the “Expansion Effective Date” means the date on which either a Temporary Certificate of Occupancy or a Certificate of Occupancy has been issued for the Expansion Premises by the applicable governmental entity.
Prior to occupying the Expansion Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit B hereto confirming: (a) the Expansion Effective Date; (b) that Tenant has accepted the Expansion Premises; and (c) that Landlord has performed all of its obligations with respect to the Expansion Premises (except for items specified in such letter). However, the failure of the parties to execute such letter shall not defer the Expansion Effective Date or otherwise invalidate the Lease or this Amendment. Tenant’s failure to execute and deliver such document to Landlord within five (5) days of receipt of the second notice from Landlord shall be deemed Tenant’s agreement to the contents of such document
4.Monthly Base Rent for the Expansion Premises. Base Rent for the Expansion Premises shall be the following amounts for the following periods of time:

Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
5.Operating Costs and Taxes. From and after the Expansion Effective Date, Tenant shall pay Additional Rent with respect to the entire Premises pursuant to Section 4(b) of the Lease. With respect to the Expansion Premises only, “Expense Stop” shall mean Operating Costs for the calendar year 2013 (grossed up as provided in Section 4(b)(6) of the Lease). With respect to the Existing Premises, “Expense Stop” shall continue to mean Operating Costs for the calendar year 2012 (grossed up as provided in Section 4(b)(6) of the Lease)
6.Upfit of Expansion Premises.
(a)Except as set forth in Exhibit C attached hereto and made a part hereof, Tenant accepts the Expansion Premises in their “AS-IS, WHERE-IS” condition on the date of this Amendment. Notwithstanding the foregoing, upon the full execution of this Amendment, Tenant may enter, inspect and subject to the requirements set forth in Exhibit C, commence the construction of the Work (as defined in Exhibit C) of the Expansion Premises. In such event, all of the terms and conditions of the Lease and this Amendment shall apply, except Tenant shall not be required to pay any Base Rent or Operating Costs with respect to the Expansion Premises until the Expansion Effective Date. In the event Tenant requests by written notice to Landlord within thirty (30) days of the full execution of this Amendment that Landlord make specified repairs to any of the Building’s Systems at the Expansion Premises, Landlord shall promptly review the requested repairs and determine whether Landlord believes such repairs are reasonably necessary. Landlord shall respond within five (5) business days after Landlord’s receipt of Tenant’s request. If Landlord determines that any of the requested repairs are reasonably necessary, Landlord shall promptly make such repairs at Landlord’s sole cost and expense (up to Ten Thousand Dollars ($10,000.00)) and without reimbursement from Tenant. If Landlord determines that any of the requested repairs are not reasonably necessary, Tenant may, within three (3) business days after its receipt of Landlord’s response, elect as Tenant’s sole remedy to terminate this Amendment, whereupon this Amendment shall terminate, neither party shall have any obligations hereunder, except any obligations that accrued prior to such termination, and the Lease shall continue in effect. If Tenant does not terminate this Amendment, Tenant acknowledges that it accepts the Expansion Premises in their “AS-IS, WHERE-IS” condition on the Expansion Effective Date. Notwithstanding the foregoing, Landlord agrees that, as of the date of this Amendment, the Building’s Systems shall be in good working order, and that, throughout the Term of the Lease (as it may be extended), Landlord shall repair, replace and/or maintain the Building’s Systems so that Landlord shall continue to provide the services set forth in Section 7(a) of the Lease in accordance with the specifications set forth in Exhibit J-1 thereof.
(b)Landlord shall provide to Tenant a tenant improvement allowance of [***] per rentable square foot in the Expansion Premises (the “TI Allowance”). The TI Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Monthly Base Rent when due as set forth in Section 4 above with respect to the Expansion Premises.
7.Parking. Beginning on the Expansion Effective Date, at no additional cost or expense to Tenant, Tenant may use up to an additional thirty-five (35) unreserved and one (1) reserved parking spaces in the Parking Area (as such term is defined in the Lease), subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.
8.Tenant’s Options. Tenant’s rights as set forth in Sections 26(a) [“Termination Option”], 26(c) [“Renewal Option”], 26(d) [“One-Time Right of First Offer”], and 26(e) [“Right of First Refusal”] remain in full effect; provided, however, that references to the “Premises” in any such provision shall refer collectively to the Existing Premises and the Expansion Premises.
9.Brokerage. Landlord and Tenant each warrants to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than CBRE, Inc., representing Landlord, and Jones Lang LaSalle Brokerage, Inc., representing Tenant, whose commissions shall be paid by Landlord pursuant to separate written agreements with Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

10.Ratification. Tenant and Landlord each hereby ratifies and confirms its respective obligations under the Lease, and represents and warrants to each other that it has no defenses thereto. Additionally, each of Tenant and Landlord further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to the best of its knowledge, neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant. Except for the TI Allowance set forth in Section 6(b) above, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.
11.Binding Effect; Conflicts; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
12.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
13.Memorandum of Lease. Upon each party’s execution of this Amendment, each of Landlord and Tenant shall also execute a Memorandum of Lease in the form attached hereto as Exhibit D. Tenant may, at its expense, record said Memorandum in the Mecklenburg County Public Registry, and shall within five (5) days of such recording provide a true, correct and complete copy thereof to Landlord. In addition, Landlord may, at its expense, record the Memorandum in said Registry, and shall within five (5) days of such recording provide a true, correct and complete copy thereof to Tenant. Upon the termination of this Lease for any reason (including by reason of Tenant’s default), Landlord and Tenant shall execute a Memorandum of Termination of Lease prepared by Landlord. If Tenant does not execute and deliver to Landlord such Memorandum of Termination of Lease within ten (10) days of Tenant’s receipt thereof, Tenant grants to Landlord a power of attorney to execute and record such Memorandum of Termination of Lease.
[Remainder of page left intentionally blank.]

This First Amendment to Lease Agreement is executed as of the date first written above.

LANDLORD:
TC PARK SOUTH, LLC, a Delaware limited liability company
By: TC Park South Member, LLC, a Delaware limited liability company, its sole member
By: Trammell Crow Company Acquisitions II,
L.P., a Delaware limited partnership, its sole Managing Member
By: Trammell Crow Acquisitions I-II GP,
L.P., a Delaware limited partnership, its General Partner
By: Trammell Crow Acquisitions I-II Inc., a Delaware corporation

By: /s/ Matthew W. Hill
Name: Matthew W. Hill
Title: President

TENANT:	QUICKEN LOANS, INC., a Michigan corporation By: /s/ William C. Emerson Name: William C. Emerson Title: Chief Executive Officer

EXHIBIT A
EXPANSION PREMISES DIAGRAM

EXHIBIT B
CONFIRMATION OF EXPANSION EFFECTIVE DATE

____________, 2013
Quicken Loans Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attn: Angelo V. Vitale
Re:    First Amendment to Lease Agreement (the “Amendment”) dated as of February ____, 2013 between TC Park South, LLC (the “Landlord”) and Quicken Loans Inc. (the “Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment and the Lease defined therein.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1.Expansion Effective Date. The Expansion Effective Date under the Amendment with respect to the Expansion Premises is         , 2013.
2.Condition of Expansion Premises. Tenant has accepted possession of the Expansion Premises pursuant to the Lease. Any improvements required by the terms of the Amendment or the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Schedule A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Expansion Premises are suitable for its use.
3.Monthly Base Rent. The Monthly Base Rent is shown in Section 4 of the Amendment.
4.Ratification. Tenant and Landlord each hereby ratifies and confirms its respective obligations under the Lease, as amended by the Amendment, and represents and warrants to each other that it has no defenses thereto. Additionally, each of Tenant and Landlord further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to the best of its knowledge, that party does not have any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant. Except for the TI Allowance set forth in Section 6(b) of the Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.
5.Binding Effect; Conflicts; Governing Law. Except as modified hereby, the Lease and the Amendment shall remain in full effect, and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease or the Amendment, the terms of this letter shall prevail. This letter shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
Exhibit B – page 1

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
CBRE, INC.,
on behalf of Landlord

By:
Name:
Title:
Agreed and accepted    QUICKEN LOANS INC.
By:
Name: William C. Emerson
Title: Chief Executive Officer
Execution Date:

2

SCHEDULE A
PUNCHLIST ITEMS
Please insert any punchlist items that remain to be completed. If no items are listed below by Tenant, none shall be deemed to exist.

3

EXHIBIT C
TENANT FINISH-WORK
(Tenant Performs the Work)
1.Acceptance of Expansion Premises. Except as set forth in this Exhibit, this Amendment, and the Lease, Tenant accepts the Expansion Premises in their “AS-IS, WHERE IS” condition on the date of this Amendment.
2.Space Plans.
(a)Preparation and Delivery. Promptly after Tenant’s execution of this Amendment, Tenant shall meet with Smith Harris Design Associates or another design consultant selected by Tenant and approved by Landlord (the “Designer of Record”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Expansion Premises. Promptly after its receipt of a space plan prepared by the Designer of Record depicting improvements to be installed in the Expansion Premises (the “Space Plans”), Tenant shall provide the Space Plans to Landlord.
(b)Approval Process. Landlord shall notify Tenant whether Landlord approves of the submitted Space Plans within three business days after Landlord’s receipt thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether Landlord approves of the resubmitted Space Plans within one business day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord. If Landlord fails to notify Tenant that Landlord disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.
3.Working Drawings.
(a)Preparation and Delivery. Promptly after the Space Plans are approved (or deemed approved) by Landlord, Tenant shall cause to be prepared final working drawings of all improvements to be installed in the Expansion Premises and deliver the same to Landlord for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).
(b)Approval Process. Landlord shall notify Tenant whether Landlord approves of the submitted working drawings within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether Landlord approves of the resubmitted working drawings within two (2) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord. If Landlord fails to notify Tenant that Landlord disapproves of the initial working drawings within five (5) business days (or, in the case of resubmitted working drawings, within two (2) business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

(c)Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record, which approval shall be deemed given if submitted and no response is received within ten (10) days. Landlord’s approval of such working drawings shall not be unreasonably withheld and shall be deemed given if submitted to Landlord and Landlord fails to response within ten (10) days of Landlord’s receipt, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in substantial accordance with the Working Drawings.
4.Contract. Prior to commencing the Work, Tenant shall submit to Landlord the proposed contractor(s) selected by Tenant, which shall be subject to approval by Landlord, not to be unreasonably withheld and which approval shall be deemed given if submitted to Landlord and Landlord fails to response within ten (10) days of Landlord’s receipt.
5.Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit C by this reference for all purposes.
6.Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean (a) the Work in the Expansion Premises is substantially completed (as reasonably determined by Tenant) in substantial accordance with the Working Drawings and (b) a temporary certificate of occupancy has been issued for the Expansion Premises by the applicable governmental entity. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Tenant.
7.Walk-Through; Punchlist. When Tenant reasonably determines the Work in the Expansion Premises to be Substantially Completed, Tenant will notify Landlord and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Expansion Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither
Exhibit C – page 2

Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon.
8.Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, general tenant signage, including on the Building monument sign, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 9 of this Exhibit (collectively, the “Total Construction Costs”) shall be paid by Tenant. Upon Substantial Completion of the Work and before Tenant occupies the Expansion Premises to conduct business therein, Tenant shall provide to Landlord confirmation reasonably acceptable to Landlord that the Total Construction Costs (including all changes to the Work) have been paid. In the event of default of payment of any portion of the Total Construction Costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.
9.Construction Management. Landlord or its Affiliate or agent shall act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to four percent (4%) of the Total Construction Costs, which amount, at Tenant’s option, may be deducted from TI Allowance.
10.Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:
Landlord’s Representative    Brian Bradley
c/o CBRE, Inc.
201 South College Street, Suite 1900
Charlotte, NC 28244
Telephone:
Telecopy:
Tenant’s Representative:    John Olszewski
c/o Bedrock Management Services LLC
1092 Woodward Avenue
Detroit, Michigan 48226
Telephone:
Telecopy:
11.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of the Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

Exhibit C – page 3